Exhibit 99.1

Grown Rogue Accelerates Illinois Entry with Lease of Turnkey Facility

Transaction includes social equity partnership and $4.0 million of project capital

MEDFORD, Ore., March 12, 2026 /CNW/ - Grown Rogue International Inc. ("Grown Rogue," "we," "us," "our" or the "Company") (CSE: GRIN) (OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, today announced that on March 11, 2026 it  entered into a series of definitive agreements with its affiliate, Grown Rogue Management Associates ("GRMA") and Sea Craft, LLC ("SEA Craft") to operate a cannabis production facility in Dwight, Illinois, formerly operated by PharmaCann, Inc. The facility is owned by Innovative Industrial Properties, Inc. ("IIP"). Subject to approval by the Illinois Department of Agriculture, SEA Craft expects to commence operations in the second quarter of 2026, bringing jobs back to the Dwight community, with product availability targeted for the fourth quarter of 2026.

All dollar amounts are in U.S. dollars unless otherwise stated.

Transaction Highlights

•	GRMA (80% owned by the Company) is acquiring a 49% interest in SEA Craft, the holder of an Illinois craft grow license and an existing cash balance of $1.0 million, with an option to acquire the remaining 51% subject to regulatory and performance-based considerations.
•	SEA Craft entered into a lease for a fully constructed cultivation and processing facility totaling 66,000 square feet, including approximately 10,000 square feet of existing indoor flowering canopy, with capacity to expand to the 14,000 square feet ultimately permitted under the craft grow license, and dedicated post-harvest, processing, and manufacturing infrastructure.
•	GRMA completed a $3.0 million preferred equity investment to support SEA Craft's projected capital needs.

"We are excited to enter the Illinois adult-use market in a highly capital-efficient way," said Obie Strickler, Chief Executive Officer of Grown Rogue. "Based on our experience in New Jersey and our current budget in Minnesota for Phase I new-build market entries, we have typically planned for approximately $10 million or more of upfront capital, including working capital, and roughly a year of construction before we can take occupancy and begin growing flower. By stepping into the lease of an existing facility and planning for modest upgrades, we believe that we cut the cost and time to market by more than 60% compared to one of our new-build projects, to less than $4 million and under 9 months, respectively, assuming normal timelines for regulatory approvals. We anticipate similar revenue and profit potential with this approach, which would then translate into improved return on invested capital. We also believe it provides a practical framework for evaluating additional distressed and turnkey opportunities in the future, as we seek opportunities to apply our capabilities and build our platform. I've particularly enjoyed seeing our operations team respond to this opportunity with the enthusiasm required to deliver on our quality and efficiency standards. With $4 million of project capital, we are fortunate to be entering Illinois with the pre-funded balance sheet to expand the facility at the right time."

"As discussed on our last few earnings calls, we view the current industry distress, as demonstrated by many announced restructurings over the past year, as an additional pipeline for future growth," said Josh Rosen, Chief Strategy Officer of Grown Rogue. "We believe our team is well positioned to step into underutilized cultivation assets and leverage our disciplined, low-cost approach to generate meaningful returns. For example, our second indoor facility in Oregon, acquired from Acreage Holdings in 2020, now produces more than 650 pounds monthly of craft-quality flower, greater than five times the volume of when we took it over. While not all opportunities will deliver improvements of that magnitude, we feel strongly that we can continue to identify distressed opportunities and that our team can quickly and efficiently implement Grown Rogue's best practices to improve yields, reduce costs, transform underperforming assets into strong additions to our platform, and, most importantly, pursue our goal to bring great product at a great price to more consumers across the U.S."

GRMA acquired 49% of SEA Craft, including its craft grow license and cash, for initial consideration of $1.0 million, satisfied by the issuance of a seller's note with a two-year term bearing interest at 10% per annum. GRMA also has an option to acquire the remaining 51% interest in SEA Craft for a performance-based variable payment of between $250,000 and $1.0 million.

To support projected capital needs, including the eventual expansion to 14,000 square feet of indoor canopy and the measured product expansion into infused categories, GRMA completed a project financing in the form of a $3.0 million preferred equity investment for a 20% interest in GRMA with a preferred dividend of 15%. At the preferred equity investors' discretion, for a period of up to three years the preferred units may be converted into subordinate voting shares of the Company at a conversion price of $0.65 per share (approximately 100% higher than the Company's stock price when the agreement was executed).

Together, SEA Craft's existing $1.0 million cash balance and GRMA's $3.0 million preferred equity financing provide approximately $4.0 million of total project capital to support the Illinois launch, working capital needs, and related initiatives.

In conjunction with the transaction, SEA Craft entered into a lease agreement with IIP for the facility. The facility was operational until December 2025 and remains in good condition. The Company believes it can be reactivated with modest incremental capital investment, subject to regulatory approvals and readiness activities. The leased site totals approximately 66,000 square feet, including a 43,000-square-foot industrial building and an adjacent 23,000-square-foot greenhouse that is not currently planned to be utilized.

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN | OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region known for its deep cannabis heritage and commitment to quality. With operations in Oregon, Michigan, and New Jersey - and expansion underway in Illinois - Grown Rogue specializes in producing designer-quality indoor flower. Known for exceptional consistency and care in cultivation, our products are valued by retailers, budtenders, and consumers alike.

By blending craft values with disciplined execution, we've built a scalable, capital-efficient platform designed to thrive in competitive markets. We believe sustained excellence in cannabis flower production is the engine of the industry's supply chain - and our competitive advantage. For more information about Grown Rogue, please visit www.grownrogue.com.

Forward-Looking Statements

This news release includes "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Any forward-looking statements are expressed in good faith and believed to be reasonable at the time made. However, forward-looking statements are based on management's current expectations, estimates, projections, and assumptions, and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. We cannot provide you with assurance that any of the assumptions upon which our forward-looking statements are based will prove to be correct.

All statements other than statements of historical fact, such as statements containing estimates, projections and other forward-looking information, are forward-looking statements. Forward-looking statements are typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, but are not limited to, statements regarding: the Company's entry into Illinois; anticipated timing of regulatory approvals, commencement of operations, and product availability (including anticipated availability in the fourth quarter of 2026); the condition, reactivation timeline, and required capital investment for the Dwight facility; the ability to expand canopy; the expected benefits of the transaction; SEA Craft's projected working capital needs; the Company's ability to identify and execute on distressed opportunities; and the terms, conversion features, and potential effects of the preferred equity investment and option structure.

Forward-looking statements are subject to a variety of risks and uncertainties, including, but not limited to: the risk that required regulatory approvals are not obtained on the expected timeline or at all; changes in laws, regulations, or enforcement priorities; operational and start-up risks; construction and ramp-up risks; the availability of labor, materials, and capital; market and pricing risks in Illinois and other operating markets; and other risks described in the Company's public disclosure documents available on SEDAR+ and EDGAR, including under the heading "Risk Factors."

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements as a result of new information, future events, actual results, revised expectations or otherwise, except as required by law. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

SOURCE Grown Rogue International Inc.

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For further information: General Inquiries and Investor Contact: Obie Strickler, Chief Executive Officer, obie@grownrogue.com; Investor Relations, invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 07:00e 12-MAR-26